EXHIBIT 99.1
PRESS RELEASE

CMC Materials Reports Record Revenue for the Second Quarter of Fiscal 2021 and Increases Full Year Guidance
•Record Total Company Revenue of $290.5 Million, 2.2% Higher than Last Year and 0.9% Higher Sequentially
•Electronic Materials Segment Revenue of $242.5 million, 10.8% Higher than Last Year and 2.4% Higher Sequentially
•Expecting Total Company Revenue for Third Quarter Fiscal 2021 to be Up Mid to High Single Digits Sequentially

•Full Year Adjusted EBITDA Guidance Range Increased to Between $370 Million and $390 Million

AURORA, IL, May 5, 2021 – CMC Materials, Inc. (Nasdaq: CCMP), a leading global supplier of consumable materials primarily to semiconductor manufacturers, today reported financial results for its second quarter of fiscal 2021, which ended March 31, 2021.

“We are pleased to announce another quarter of record revenue driven by our continued technology leadership and execution, particularly in our Electronic Materials segment. We have completed the acquisition of International Test Solutions which we believe is a great addition to our Electronic Materials portfolio that expands our growth opportunities in critical consumables and services used in the semiconductor packaging and test areas,” said David Li, President and CEO of CMC Materials. “Looking ahead to our third fiscal quarter, we expect to again deliver sequential growth above this record quarter, across both segments.”

Key Highlights for the Second Quarter

The company’s revenue of $290.5 million, an increase of 2.2% compared to the same quarter last year, and another quarter of record revenue, was driven by continued robust demand in the company’s Electronic Materials segment, which represents more than 80% of the company’s revenue. In the company’s Performance Materials segment, pipeline and industrial materials (PIM) products showed continued stability sequentially, yet continues to be adversely impacted by the COVID-19 Pandemic (“Pandemic”). The ongoing impact of the Pandemic on the PIM business has resulted in the company recording a non-cash, pre-tax goodwill impairment charge of $201.5 million. In addition, the company recorded a $6.7 million charge for the wood treatment business related to the previously announced strategic decision to exit this business by approximately the end of calendar year 2021. These charges resulted in a quarterly net loss of $149.8 million compared to net income of $32.9 million in the prior year. Adjusted EBITDA1 was $84.8 million, compared to $85.9 million in the prior year. Year to date, the company generated $123.5 million in cash flow from operations, and $298.5 million in the last twelve months.

Key Financial Information for the Second Quarter

•Revenue was $290.5 million, 2.2% higher than the same quarter last year. Revenue was up 0.9% sequentially primarily due to higher revenue in CMP slurries and CMP pads.

•Net loss was $149.8 million compared to net income of $32.9 million last year. Adjusted net income1 was $50.7 million, 2.7% lower compared to the prior year, as higher revenue and lower interest expense was offset by higher costs.

•Loss per diluted share was $5.13. Adjusted diluted EPS1 was $1.71, 2.3% lower compared to the same quarter last year.

•Adjusted EBITDA1 was $84.8 million, down 1.3% compared to last year. Adjusted EBITDA margin1 for the quarter was 29.2%, compared to adjusted EBITDA margin of 30.2% in the same quarter last year.

1Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

Electronic Materials – Revenue was $242.5 million for the quarter, 10.8% higher than revenue in the same quarter last year due to continued strength across all business units. Revenue was 2.4% higher sequentially. Adjusted EBITDA was $81.3 million, or 33.5% of revenue.

Performance Materials – Revenue was $48.0 million for the quarter, 26.5% lower than revenue in the same quarter last year, driven primarily by the impact of the pandemic on demand for PIM products. Revenue was 6.0% lower sequentially, mainly due to timing of sales in the QED and wood treatment businesses, while PIM demand remained stable. Adjusted EBITDA was $18.8 million, or 39.1% of revenue.

Current Financial Guidance

Sequentially, the company currently expects revenue in the third quarter of fiscal 2021 to be up mid to high single digits compared to revenue in the second quarter. Electronic Materials revenue is expected to be up mid single digits and Performance Materials revenue is expected to be up high single digits for the third fiscal quarter.

The company increased the full fiscal year 2021 expectation for its Adjusted EBITDA range to between $370 million and $390 million.

With respect to this guidance, and additional current expectations provided in the company’s related slide presentation and prepared commentary, the company notes the continued uncertainty as to the ongoing macroeconomic environment and the impact of the pandemic on the industries in which the company participates.

RELATED SLIDE PRESENTATION AND PREPARED COMMENTARY

A slide presentation and corresponding prepared commentary related to this press release will be available at cmcmaterials.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

CMC Materials’ quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, May 6. The conference call will be available via live webcast and replay from the company’s website, cmcmaterials.com, or by phone at (833) 714-0937. Callers outside the U.S. may dial (778) 560-2685. The conference code for the call is 4281916. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to primarily semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,100 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company’s financial results are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and net debt. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and excludes certain items that affect comparability from period to period. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue.

The non-GAAP financial measures provided in this press release are a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to impairment charges, acquisitions, such as expenses incurred to complete an acquisition and related integration and acquisition-related amortization expenses, costs of restructuring related to the wood treatment business, costs incurred related to the COVID-19 pandemic (“Pandemic”) net of grants received, costs related to the KMG-Bernuth warehouse fire net of insurance recoveries and the effects of Tax Cuts and Jobs Act in December 2017 in the United States (“Tax Act”) and the issued final regulations related to the Tax Act, are not indicative of its core operating results and thus presents these certain measures excluding these effects. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, and the expected benefits and synergies of such acquisitions; divestment or disposition, or cessation of investment in certain, of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the Pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed on November 17, 2020, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which the Company expects to file by May 10, 2021. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

CMC MATERIALS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020
Revenue	$290,528	$287,863	$284,193	$578,391	$567,336
Cost of sales	166,782	164,959	163,091	331,741	317,552
Gross profit	123,746	122,904	121,102	246,650	249,784

Operating expenses:
Research, development and technical	12,925	12,428	13,230	25,353	26,041
Selling, general and administrative	58,538	55,920	56,209	114,458	110,648
Impairment charges	208,221	7,347	—	215,568	—
Total operating expenses	279,684	75,695	69,439	355,379	136,689

Operating (loss) income	(155,938)	47,209	51,663	(108,729)	113,095
Interest expense	9,508	9,608	10,753	19,116	22,673
Interest income	13	23	143	36	458
Other income (expense), net	(484)	1,452	(1,010)	968	(1,407)
(Loss) income before income taxes	(165,917)	39,076	40,043	(126,841)	89,473
(Benefit from) provision for income taxes	(16,109)	7,546	7,144	(8,563)	18,025

Net (loss) income	$(149,808)	$31,530	$32,899	$(118,278)	$71,448

Basic (loss) earnings per share	$(5.13)	$1.08	$1.12	$(4.06)	$2.45

Diluted (loss) earnings per share	$(5.13)	$1.07	$1.11	$(4.06)	$2.41

Weighted average basic shares outstanding	29,210	29,123	29,287	29,164	29,183

Weighted average diluted shares outstanding	29,210	29,598	29,725	29,164	29,666

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	March 31, 2021	September 30, 2020
ASSETS:

Current assets:
Cash and cash equivalents	$324,836	$257,354
Accounts receivable, net	146,238	134,023
Inventories	161,771	159,134
Prepaid expenses and other current assets	30,082	26,558
Total current assets	662,927	577,069

Property, plant and equipment, net	358,708	362,067
Other long-term assets	1,204,311	1,437,331
Total assets	$2,225,946	$2,376,467

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$53,194	$49,254
Current portion of long-term debt	10,650	10,650
Accrued expenses, income taxes payable and other current liabilities	123,508	121,442
Total current liabilities	187,352	181,346

Long-term debt, net of current portion	906,902	910,764
Other long-term liabilities	172,863	210,044
Total liabilities	1,267,117	1,302,154

Stockholders' equity	958,829	1,074,313
Total liabilities and stockholders' equity	$2,225,946	$2,376,467

CMC MATERIALS, INC.
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income
	Three Months Ended
	March 31, 2021	March 31, 2020
Net (loss) income	$(149,808)	$32,899

Amortization of acquisition related intangibles	19,695	22,012
Acquisition and integration-related expenses	2,167	2,285
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(1,076)	206
Net costs related to restructuring of wood treatment business	46	—
Costs related to Pandemic, net of grants received	(421)	237
U.S. tax reform	—	13
Impairment charges	208,221	—
Tax effect on adjustments to net income[1]	(28,109)	(5,529)
Adjusted Net income	$50,715	$52,123

Reconciliation of GAAP Diluted (Loss) Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended
	March 31, 2021	March 31, 2020
Diluted (loss) earnings per share	$(5.13)	$1.11
Adjustments (net of tax)[2] :
Amortization of acquisition related intangibles	0.52	0.57
Acquisition and integration-related expenses	0.06	0.05
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(0.03)	0.01
Costs related to the Pandemic, net of grants received	(0.01)	0.01
U.S. tax reform	—	—
Impairment charges	6.22	—
Adjustment for the dilutive impact of shares	0.08	—
Adjusted Diluted earnings per share	$1.71	$1.75

Diluted common shares outstanding	29,210	29,725
Effect of dilutive securities	444	—
Adjusted diluted common shares outstanding	29,654	29,725

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit and Gross Margin
	Three Months Ended
	March 31, 2021	March 31, 2020
Revenue	$290,528	$284,193
Cost of sales	166,782	163,091
Gross profit	$123,746	$121,102
Gross margin	42.6%	42.6%

Adjustments:
Amortization of acquisition related intangibles	3,130	3,380
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(1,076)	206
Net costs related to restructuring of wood treatment business	46	—
Costs related to the Pandemic, net of grants received	8	31
Adjusted gross profit	$125,854	$124,719
Adjusted gross margin	43.3%	43.9%

Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended
	March 31, 2021	March 31, 2020
Research, development and technical	$12,925	$13,230
Selling, general, and administrative	58,538	56,209
Impairment charges	208,221	—
Operating expenses	$279,684	$69,439
Adjustments[2] :
Amortization of acquisition related intangibles	(16,565)	(18,632)
Acquisition and integration-related expenses	(2,167)	(2,285)
Costs related to the Pandemic, net of grants received	429	(206)
Impairment charges	(208,221)	—
Adjusted operating expenses	$53,160	$48,316

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA and EBITDA Margin

	Three Months Ended
	March 31, 2021	March 31, 2020
Net (loss) income	$(149,808)	$32,899
Interest expense	9,508	10,753
Interest income	(13)	(143)
(Benefit from) provision for income taxes	(16,109)	7,144
Depreciation & amortization	32,289	32,550
EBITDA	(124,133)	83,203
EBITDA margin	(42.7%)	29.3%

Adjustments (pre-tax):
Acquisition and integration-related expenses	2,167	2,285
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(1,076)	206
Net costs related to restructuring of wood treatment business	46	—
Costs related to the Pandemic, net of grants received	(421)	237
Impairment charges	208,221	—
Adjusted EBITDA	$84,804	$85,931
Adjusted EBITDA margin	29.2%	30.2%

Fiscal Year 2021 Guidance Reconciliation [3]

	Fiscal Year 2021	Fiscal Year 2021
	Low	High
Net income	$(39,000)	$(25,000)
Interest expense, net[4]	38,000	38,000
Provision for income taxes[4]	14,000	19,500
Depreciation[4]	52,500	52,500
Amortization	85,000	85,000
EBITDA (Consolidated)	$150,500	$170,000
Acquisition and integration-related expenses[5]	4,536	4,536
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(1,076)	(1,076)
Net costs related to restructuring of wood treatment business[5]	72	72
Costs related to the Pandemic, net of grants received[5]	841	841
Impairment charges[5]	215,568	215,568
Adjusted EBITDA Guidance - Consolidated	$370,441	$389,941

Reconciliation of Cash Flow From Operations to Free Cash Flow

	Six Months Ended
	March 31, 2021	March 31, 2020
Net cash provided by operating activities	$123,508	$112,339
Less: Capital expenditures	21,119	59,192
Free cash flow	$102,389	$53,147

Net cash used in investing activities	$(20,756)	$(57,605)

Net cash (used in) provided by financing activities	$(36,671)	$98,077

Reconciliation of GAAP Debt to Net Debt

	March 31, 2021	September 30, 2020
Total short-term and long-term debt	$917,552	$921,414
Less: Cash and cash equivalents	324,836	257,354
Total net debt	$592,716	$664,060

1 Tax effect on the adjustments were calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.
2 All the adjustments are related to the Selling, general and administrative expenses.
3 This is a reconciliation of our indicated full year net income to our adjusted EBITDA. The amounts above may not reflect certain future charges costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, including impairment charges associated with the anticipated closure of our wood treatment business.
4 Amounts represent the mid-point of the current financial guidance provided on November 11, 2020.
5 Amounts represent actual Non-GAAP adjustments in the second quarter fiscal year 2021.